UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2016

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

1801 Augustine Cut-Off
Wilmington, DE	19803
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Incyte Corporation (the “Company”) approved equity awards for the named executive officers identified in the Company’s proxy statement for its 2016 annual meeting of stockholders who continue to serve as executive officers of the Company (the “Named Executive Officers”).  The awards were made under the Company’s Amended and Restated 2010 Stock Incentive Plan (the “Plan”) in accordance with the Company’s revised equity award guidelines for the Company’s U.S. employees, including the Company’s executive officers, that were approved by the Committee.  These equity awards, which are part of the new annual equity award program under those guidelines, were comprised of options to purchase shares of the Company’s common stock (“Common Stock”) and restricted stock units (“RSUs”) each representing the right to acquire one share of Common Stock.  The following is a summary of the changes made to such equity award guidelines as they apply to the Company’s executive officers:

	Prior Guidelines	Revised Guidelines

Mix of annual equity awards

The target grant date value of the stock option awards will be equal to 75%, and the target grant date value of the shares underlying the RSU award will be equal to 25%, of the aggregate target grant date value of such options and shares, in each case as determined under generally accepted accounting principles consistent with the valuation of the Company’s equity incentives.

No change.

Timing of annual stock option grants	Grants made once, in January of each calendar year.

Number of shares subject to such stock option awards will be determined at the beginning of each annual equity award program, in July of each calendar year, and stock option grants will be made with respect to 50% of such shares on such determination date and with respect to the remaining 50% of such shares on the six-month anniversary of such determination date (or the next succeeding trading day if such anniversary date is not a trading day).

Terms of annual stock option grants

Seven year term, three year service-based vesting with one-third vesting after one year and the remainder vesting in 24 equal monthly installments. Exercise price to be the closing price of the Common Stock on the grant date.

Ten year term, four year service-based vesting with one-quarter vesting after one year and the remainder vesting in 36 equal monthly installments. Vesting commencement date for both annual program stock option grants to be initial annual program grant date in July of each calendar year. Exercise price to be the closing price of the Common Stock on the applicable grant date.

Timing of annual RSU awards	Grants made once, in January of each calendar year.	Grants made once, in July of each calendar year.

Terms of annual RSU awards	Cliff vesting; vest in full on third anniversary of grant date.	25% of shares vest on each of the first four anniversaries of the grant date.

Special stock option awards	Made at the discretion of the Committee, typically in January of each calendar year.	No change.

Terms of special stock option awards	Ten year term, vest in a single installment after four years.	No change.

The following table sets forth information with respect to the options granted and to be granted and RSUs awarded to the Company’s Chief Executive Officer and the other Named Executive Officers under the Plan.

Name and Title	Number of Option Shares Granted on July 15, 2016	Number of Option Shares to be Granted on January 17, 2017*	Number of RSU Shares Granted on July 15, 2016

Hervé Hoppenot President and Chief Executive Officer	74,245	74,245	21,603
David W. Gryska Executive Vice President and Chief Financial Officer	19,091	19,091	5,555
Reid M. Huber Executive Vice President and Chief Scientific Officer	19,091	19,091	5,555
Wenqing Yao Executive Vice President, Medicinal and Process Chemistry	19,091	19,091	5,555

* Assuming such day is a trading day, otherwise grant date will be next succeeding trading day.

The options granted on July 15, 2016 have an exercise price per share of $83.83, the closing price of the Common Stock on The NASDAQ Global Select Market on July 15, 2016.  The options to be granted on January 17, 2017 (or the next succeeding trading day if such date is not a trading day) will have an exercise price per share equal to the closing price of the Common Stock on The NASDAQ Global Select Market on such grant date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 19, 2016

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and General Counsel